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                                                            Exhibit 20.2
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                                                            NEWS RELEASE
      CONTACT:

      Media Relations                        Investor Relations
      Courtney Darby/Melissa Fox             Joseph Jaffoni
      Middleberg + Associates                Jaffoni & Collins Incorporated
      (212) 699-2545/2552                    (212) 835-8500
      courtney@middleberg.com                mltx@jcir.com
      -----------------------                -------------
      melissa@middleberg.com
      ----------------------



  Multex.com Completes Acquisition of Market Guide Creating Internet's Leading
                          Investment Research Network

      NEW YORK, September 24, 1999 -- Multex.com, Inc. (Nasdaq: MLTX) announced today that it has completed the previously announced acquisition of Market Guide Inc. (Nasdaq: MARG). The acquisition creates one of the Web's leading investment research networks, serving hundreds of brokerage firms, Internet portals and financial Web sites, and millions of investors worldwide.

      Multex.com is a leading provider of investment research and analyst reports, while Market Guide is a leading source of fundamental research data on public companies. Multex.com will derive financial and competitive advantages from the acquisition as it leverages the companies' respective data gathering, sales and distribution resources and capabilities, creating enhanced revenue and cash flow, operating efficiencies, cross marketing opportunities, technology advantages and enhanced product offerings for Multex.com's and Market Guide's broad client base.

      The companies expect to quickly integrate the management, staff and operations of Market Guide into Multex.com and Market Guide's proprietary financial databases into Multex.com's business-to-business services, including MultexNET and Multex Research-on-Demand, as well as its business-to-consumer services, MultexEXPRESS and The Multex Investor Network.

      About Multex.com

      Multex.com (http://www.multex.com) is a leading provider of online investment research and information services designed to meet the needs of individual and institutional investors, including investment banks, brokerage firms and corporations. Multex.com's services enable timely online access to over 1.5 million research reports and other investment information on over 26,000 companies published by more than 550 investment banks, brokerage firms and third-party research providers worldwide. More than 1,500,000 individual investors, institutional investors and financial professionals, including mutual fund managers, portfolio managers, brokers and their clients have
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      access to Multex.com's services. The Multex Investor Network
      (http://www.multexinvestor.com) is an Internet service targeting the rapidly growing online individual investor market.

      The company's Market Guide subsidiary, the benchmark for quality financial information, is the leader in providing the broadest coverage of professional grade financial data over the Internet. Market Guide supplies more professional Web sites with quality investment data than any other database and software company. Market Guide specializes in the compilation, integration, display and delivery of a superior quality database of descriptive and analytic information on over 12,000 publicly traded domestic and foreign corporations. Well known to professional investors for 16 years, Market Guide distributes its services through more than 100 online vendors and independent finance oriented web sites including, ADP, AltaVista, America Online, Ameritrade Holding Corp., Bridge Information Systems, Briefing.com, CNNfn, Charles Schwab & Co., DBC, FactSet Research Systems, Individual Investor Group, National Discount Brokers Group, One Source, PC Quote, Pointcast, Quote.com, Reuters, Telemet America, The Motley Fool, TheStreet.com, Track Data, Wall Street Journal Interactive, Wall Street Source, Waterhouse Securities and Yahoo!, as well as through its own Web site - The Market Guide Investment Center (http://www.marketguide.com).

                                      ###

      Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from those in the forward-looking statements due to a number of factors, including and without limitation: (i) risks involved in assimilating Market Guide, risks involved in integrating, retaining and motivating key Market Guide personnel, risks related to integrating and managing geographically-dispersed operations, risks related to integrating the technologies and infrastructures of the companies, and risks related to the acceptance by Market Guide's customers of the acquisition; (ii) risks inherent in Market Guide's business, such as its dependence on maintaining relationships with key customers; (iii) the risk that Market Guide's customers and distribution partners will not utilize any additional services of the combined company; (iv) risks relating to the achievement by Multex.com of new revenues from Market Guide's operations; and (v) risks relating to Multex.com's ongoing operations as detailed in Multex.com's filings from time to time with the Securities and Exchange Commission. Multex.com does not assume any obligation to update the forward-looking information contained in this press release.